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Exhibit 99.4

NPC INTERNATIONAL, INC.
OFFER TO EXCHANGE ANY AND ALL OUTSTANDING 9 1/2% SENIOR SUBORDINATED
NOTES DUE 2014 ISSUED ON MAY 3, 2006 FOR 9 1/2% SENIOR SUBORDINATED NOTES
DUE 2014 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

To Registered Holder:

        The undersigned hereby acknowledges receipt of the Prospectus dated    , 2006 (the "Prospectus") of NPC International, Inc. (the "Company") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), relating to the offer by the Company to exchange up to $175,000,000 aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2014 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9 1/2% Senior Subordinated Notes due 2014 (the "Old Notes") issued on May 3, 2006. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

        $                        of 9 1/2% Senior Subordinated Notes due 2014.

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    ☐
    To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

    $                        of 9 1/2% Senior Subordinated Notes due 2014.

    ☐
    NOT to TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

  •
  the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the Exchange Notes, whether or not the person is the undersigned;

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  neither the undersigned nor any other recipient of the Exchange Notes (if different than the undersigned) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the Old Notes or Exchange Notes; and

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  the undersigned is not acting on behalf of any person or entity that could not truthfully make these representations and warranties.

        By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

SIGN HERE

Name of Beneficial Owner(s) (please print):
Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number(s):

Date:

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SIGN HERE